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                                                                     EXHIBIT 3.4

                  RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               ENTERCOM RADIO, LLC


                This Restated Limited Liability Company Agreement (this "Agreement") of ENTERCOM RADIO, LLC (the "Company"), is entered into as of the ____ day of December, 1999, by ENTERCOM COMMUNICATIONS CORP., a Pennsylvania corporation, as member (the "Member").

                The Company was formed as a limited liability company under an Operating Agreement and Certificate of Formation dated as of September 21, 1999, pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act"). The Member hereby amends and restates the Operating Agreement of the Company dated as of September 21, 1999, in its entirety and hereby agrees as follows:

                1. PURPOSE. The Company is formed for the purpose of engaging in any lawful act or activity for which limited liability companies may be formed under the Act (including, without limitation, acquiring, operating, managing and disposing of broadcast radio stations and related assets), and engaging in any and all activities necessary or incidental to the foregoing.

                2. MEMBER. The name and the business, residence or mailing address of the Member of the Company is as follows:

             Name                                         Address
             ----                                         -------
Entercom Communications Corp.                     401 City Avenue, Suite 409
                                                  Bala Cynwyd, PA 19004

                3.      MANAGEMENT.

                        (a) Board of Managers.

                                (i) The Company will be managed by a Board of
Managers. The Board of Managers shall be elected by the Member on an annual basis. Each Manager of the Company shall be a natural person of full age who need not be a resident of the State of Delaware or a Member of the Company. The Board of Managers shall have the authority to fix the compensation of Managers for their services as Managers and a Manager may be a salaried officer of the Company.

                                (ii) The Member, by written consent or at an
annual or special meeting, may, at any time (a) fix the number of Managers; (b) elect individuals or entities to

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serve on the Board of Managers; (c) remove any Manager, with or without cause;
and (d) fill vacancies in the Board of Managers, including vacancies resulting from an increase in the size of the Board, or upon the death, resignation or removal of a Manager.

                                (iii) The initial Board of Managers shall
consist of John C. Donlevie, Joseph M. Field, David J. Field and Stephen Fisher (collectively, the "initial Managers"). The initial Managers shall serve until the end of their initial one-year term, at which time the Member may either re-elect any or all of the initial Members or choose to elect new Managers.

                        (b) Resignation; Vacancies.

                                A Manager may resign by providing written notice
to the Board of Managers. The resignation shall take effect when received by the Company, or at a later date stated in the notice of resignation. Vacancies in the Board of Managers, including vacancies resulting from an increase in the number of Managers, may be filled by a majority vote of the remaining members of the Board though less than a quorum, and each person so selected shall be a Manager to serve until the next election of Managers, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

                        (c) Authority of the Board of Managers.

                                (i) Except as otherwise provided herein, the
Board of Managers, acting as a group, shall have the sole authority to manage and control the business, affairs and properties of the Company, and is authorized to approve any contracts, enter into any transactions, and make or obtain any commitments on behalf of the Company to conduct or further the Company's business. Each Manager shall have one (1) vote in all Board decisions. Notwithstanding the foregoing, the following actions shall require the consent of the Member:

                                        (1) Subject to Section 4 hereof, the
termination, liquidation, or dissolution of the Company.

                                        (2) The transfer, sale or other
disposition of all or substantially all of the assets of the Company in a single transaction or series of transactions.

                                        (3) A merger or consolidation of the
Company.

                                (ii) The Board of Managers may designate one or
more committees of Managers as may be deemed desirable by the Board and may delegate to such committees any of the Board's responsibilities and authority. Vacancies in the membership of any committee shall be filled by the Board of Managers at a regular or special meeting. Any such committee shall have and exercise the authority of the Board of Managers in the management of the business affairs of the Company. The resolution establishing a committee shall set forth the duties and authority of the committee, its size, its members and its chairperson, or a method by which they are determined, its frequency of meeting, and its duration. The committee or committees designated shall keep regular minutes of its proceedings and report the


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same to the Board when required. The foregoing provision does not alter or waive any duty that a Manager may have to the Company concerning the Manager's exercise of management authority.

                                (iii) Each Manager must discharge his or her
duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner which the Manager reasonably believes to be in the best interests of the Company. A Manager may rely on information received from other persons if that reliance is reasonable and consistent with the Manager's duties.

                        (d) Acts of Managers.

                                Except to the extent that the Act, the
Certificate of Formation of the Company or this Agreement requires otherwise, an act of the Managers consists of either (i) the consent of at least a majority of the Managers represented at a properly called meeting of the Board of Managers when a quorum (as set forth in Section 3(e)(vi)) is present, or (ii) written consent without a meeting in accordance with Section 3(e)(v).

                        (e) Meetings of Managers.

                                (i) The Board of Managers of the Company may
hold meetings, both regular and special, either within or without the State of Delaware. Managers may participate in such meetings in person or by teleconference.

                                (ii) At every meeting of the Board of Managers,
the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, the CEO, the President, the COO, the CFO, the Executive Vice President, or a person chosen by a majority of the Managers present, shall act as chairman of, and preside over, the meeting. The Secretary or, in the absence of the Secretary, an Assistant Secretary, or, in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

                                (iii) Regular meetings of the Board of Managers
may be held without notice at such time and at such place as shall from time to time be determined by the consent of at least a majority of the Board at a duly convened meeting, or by unanimous consent of the Board of Managers at any time, provided, however, that the dates for such meetings are fixed by the Board of Managers or the Chairman for an ensuing period of at least twelve months, and such dates are set forth in the minutes of the meeting at which such dates were fixed, which minutes were distributed to each Manager.

                                (iv) Special meetings of the Board may be called
by the Member or any two (2) or more Managers or the President. Notice of every special meeting of the Board of Managers shall be given to each Manager by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the


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time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in a notice of the meeting.

                                (v) Any action required or permitted to be taken
at a meeting of the Board of Managers may be taken without a meeting by written action signed by all of the Managers of the Company. The written action is effective when executed by all of the Managers and delivered to the Company.

                                (vi) Attendance and voting at any meeting of the
Board of Managers shall not be permitted by proxy. For any meeting of the Managers, a quorum consists of a majority of the Managers then serving on the Board of Managers.

                                (vii) Any action required or permitted to be
taken at a meeting of the Managers may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto by all of the Managers in office is filed with the Secretary of the Company or the action is ratified by the Managers at the next regular or special meeting thereof.

                                (viii) A Manager of the Company who is present
at a meeting of the Board of Managers, or of a committee of the Board, at which action on any company matter is taken on which the Manager is generally competent to act, shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the Manager files his or her written dissent to the action with the Secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Company immediately after the adjournment of the meeting. The right to dissent shall not apply to a Manager who voted in favor of the action. Nothing in this section shall bar a Manager from asserting that minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the Manger notifies the Secretary, in writing, of the asserted omission or inaccuracy.

                                (ix) Waiver of Notice.

                                        (1) Written Waiver. Whenever any written
notice is required to be given under the provisions of the Act, the Certificate of Formation of the Company or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver notice of the meeting.

                                        (2) Waiver by Attendance. Attendance of
a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.


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                        (f) Nonliability of Managers for Acts or Omissions in
their Official Capacity.

                                To the fullest extent permitted by Delaware law,
Managers and officers of the Company shall have no personal liability for damages or other monetary relief on account of any act, omission, or conduct in the Manager's or officer's official capacity, or for failure to perform in accordance with, or comply with the terms of this Agreement, or for any other reasons, unless such failure to perform or to comply or other reason constitutes willful misconduct or gross negligence by the Manager or officer. No amendment or repeal of this section affects any liability or alleged liability of any Manager or officer for any acts, omissions, or conduct that occurred prior to the amendment or repeal.

                        (g) Officers of the Company.

                                (i) The Board of Managers may designate one or
more individuals to serve as officers of the Company. The officers of the Company shall be a Chairman, a Chief Executive Officer ("CEO"), a President, an Executive Vice President, a Senior Vice President, a Chief Operating Officer ("COO"), a Chief Financial Officer ("CFO"), a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 3(g)(v). Officers may but need not be Managers or Members of the Company. All of the officers shall be natural persons of full age, except that the Treasurer may be a corporation. The Board of Managers may elect from among the members of the Board a Chairman of the Board and a Vice Chairman of the Board who may but need not be officers of the Company. Any number of offices may be held by the same person. The initial officers of the Company shall be:

                Name                   Office
                ----                   ------
                Joseph M. Field        Chairman and Chief Executive Officer

                David J. Field         President and Chief Operating Officer

                Stephen Fisher         Senior Vice President and Chief Financial
                                       Officer

                John C. Donlevie       Executive Vice President and Secretary

                Eugene D. Levin        Treasurer and Assistant Secretary

                Reed Slogoff           Assistant Secretary

                                (ii) Each officer shall be appointed by, and
shall serve at the pleasure of, the Member, and may be removed with or without cause at any time by the Member, subject to the provisions of any written contract between the Company and such person. The officers shall have such powers and perform such duties as from time to time may be assigned by the Member.


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                                (iii) In lieu of the standards of conduct
otherwise provided by law, officers of the Company shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to Managers of the Company. An officer of the Company shall not be personally liable, as such, to the Company or its Members for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expenses of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the officer has breached or failed to perform the duties of his or her office under this Agreement or the applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection shall not apply to the responsibility or liability of an officer pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law.

                                (iv) The officers of the Company shall perform
such duties and services and exercise such powers as may be provided by the Act, the Certificate of Formation or this Agreement, or as the Board of Managers may from time to time determine or as may be assigned to them by any competent superior officer. In addition to the designation of officers and the enumeration of their respective duties, services and powers, the Board of Managers may grant powers of attorney to individuals or entities to act as agent for or on behalf of the Company, to do any act which would be binding on the Company, in incur any expenditures on behalf of or for the Company, or to execute, deliver and perform any agreements, acts, transactions or other matters on behalf of the Company. Such powers of attorney may be revoked or modified as deemed necessary by the Board of Managers.

                                (v) The Board of Managers may from time to time
appoint such other officers and such committees, employees or other agents as the business of the Company may require, including one or more vice presidents, assistant secretaries, and assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in this Agreement, or as the Board of Managers may from time to time determine. The Board of Managers may delegate to any officer or committee the power to appoint subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

                                (vi) The Chairman of the Board or in the absence
of the Chairman, the Vice Chairman of the Board, shall preside at all meetings of the Board of Managers, and shall perform such other duties as may from time to time be requested by the Board of Managers.

                                (vii) The CEO shall be the chief executive
officer of the Company. The CEO shall have general supervision over the business, finances, operations and welfare of the Company, subject however, to the control of the Board of Managers. The CEO shall sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments, authorized by the Board of Managers, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Managers, or by this Agreement or by the CEO, to some other officer or agent of the Company; and, in general, shall have all powers and perform all duties incident to the position of a chief executive officer and such other powers and duties as from time to time may be assigned by the Board of Managers.


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The CEO shall from time to time make such reports of the affairs of the Company as the Board or the Member may require.

                                (viii) The President shall perform the duties of
the CEO in the absence of the CEO and such other duties as may from time to time be assigned to the President by the CEO.

                                (ix) The Vice Presidents shall perform such
duties as may from time to time be assigned to them by the Board of Managers, the CEO or the President.

                                (x) The Secretary or an Assistant Secretary
shall attend all meetings of the Board of Managers and all committees thereof and shall record all the votes of the Managers and the minutes of the meetings of the Board of Managers and of committees of the Board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the Company as required by law; and, in general, shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned by the Board of Managers or the CEO.

                                (xi) The COO shall be the chief operating
officer and shall have general management and supervision of the operations of the Company under the direction and supervision of the CEO; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Managers or the CEO.

                                (xii) The CFO shall be the chief financial
officer and shall have general management and supervision of the fiscal affairs of the Company under the direction and supervision of the CEO. The CFO shall see that a full and accurate accounting of all financial transactions is made; shall oversee the investment and reinvestment of the capital funds of the Company; shall oversee the preparation of any financial reports of the Company; shall cooperate in the conduct of the annual audit of the Company's financial records by the Company's certified public accountants; and in general, shall discharge such other duties as may from time to time be assigned by the Board of Managers or the CEO.

                                (xiii) The Treasurer shall perform the duties of
the CFO in the absence of the CFO and shall have or provide for the custody of the funds or other property of the Company; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Company; shall deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the Board of Managers may from time to time designate; shall, whenever so required by the Board of Managers, render an account showing all transactions as Treasurer, and the financial condition of the Company; and, in general, shall discharge such other duties as may from time to time be assigned by the Board of Managers, the CEO, or the CFO.

                                (xiv) The salaries of the officers elected by
the Board of Managers shall be fixed from time to time by the Board of Managers or by such committee or officer as may be designated by resolution of the Board, or in the absence of such designation by the CEO. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the Board, or by the officer or committee to which the power to


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appoint such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 3.(h)(v), or in the absence of such designation by the CEO or other officer designated by the CEO. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a Manager of the Company.

                4. DISSOLUTION. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the bankruptcy or dissolution of the Member or the occurrence of any other event that terminates the continued membership of the Member in the Company, or (c) the entry of an order of judicial dissolution under Section 18-802 of the Act.

                5. CAPITAL CONTRIBUTIONS. The Member has contributed the consideration set forth in a certain Subscription Agreement with the Company to the Company as its capital contribution to and in consideration for its interest in the Company.

                6. ADDITIONAL CONTRIBUTIONS. No Member is required to make any additional capital contributions to the Company.

                7. ALLOCATION OF PROFITS AND LOSSES. All of the Company's profits and losses shall be allocated to the Member.

                8. DISTRIBUTION. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

                9. ASSIGNMENTS. The Member may assign its limited liability company interest in whole or in part.

                10. RESIGNATION. The Member may resign from the Company as long as one or more additional members have been previously admitted to the Company.

                11. ADMISSION OF ADDITIONAL MEMBERS. One or more additional members may be admitted to the Company with the consent of and on such terms and conditions as may be determined by the Member.

                12. LIABILITY OF MEMBERS. The Member, in its capacity as a member of the Company, shall not have any liability for the obligations or liabilities of the Company.

                13.     INDEMNIFICATION.

                        (a)     Scope of Indemnification.

                                (i)     General Rule. The Company shall
indemnify an indemnified representative against any liability incurred in connection with any proceeding in which the indemnified representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or


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misleading statement, negligence, gross negligence or act giving rise to strict or products liability, except:

                                        (a)     where such indemnification is
expressly prohibited by applicable law;

                                        (b)     where the conduct of the
indemnified representative has been finally determined pursuant to Section 13(f) or otherwise:

                                                (i)    to constitute willful
misconduct or recklessness sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; or

                                                (ii)   to be based upon or
attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

                                        (c)     to the extent such
indemnification has been finally determined in a final adjudication pursuant to
Section 13(f) to be otherwise unlawful.

                                (ii)    Partial Payment. If an indemnified
representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                                (iii)   Presumption. The termination of a
proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                                (iv)    Definitions. For purposes of this
Section 13:

                                        (a)     "indemnified capacity" means any
and all past, present and future service by an indemnified representative in one or more capacities as a member, officer, employee or agent of the Company, or, at the request of the Company, as a member, manager, officer, director, employee, agent, fiduciary or trustee of another company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                                        (b)     "indemnified representative"
means any and all members and officers of the Company, any member, manager, officer, employee or agent of a member of the Company acting on behalf of a member of the Company in its capacity as a member of the Company, and any other person designated as an indemnified representative by the Company (which may, but need not, include any person serving at the request of the Company, as a member, manager, officer, director, employee, agent, fiduciary or trustee of another Company, corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);


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

                                        (c)     "liability" means any damage,
judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                                        (d)     "proceeding" means any
threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its security holders or otherwise.

                        (b)     Proceedings Initiated by Indemnified
Representatives. Notwithstanding any other provision of this Section 13, the Company shall not indemnify under this Section 13 an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the Member. This section 13(b) does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 13(f) or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Section 13.

                        (c) Advancing Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 13(a) or the initiation of or participation in a proceeding which has been authorized by the Member pursuant to Section 13(b) upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 13(f) that such person is not entitled to be indemnified by the Company pursuant to this Section 13. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

                        (d) Securing of Indemnification Obligations. To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the Company may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Company, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Member shall deem appropriate. Absent fraud, the determination of the Member with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and members and shall not be subject to voidability.

                        (e) Payment of Indemnification. An indemnified representative who is entitled to indemnification under this Section 13 shall be entitled to payment within 30 days after a written request for indemnification has been delivered to the Secretary of the Company.


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                        (f)     Arbitration.

                                (i)     General Rule. Any dispute related to the
right to indemnification, contribution or advancement of expenses as provided under this Section 13, except with respect to indemnification for liabilities arising under the Securities Act of 1933, as amended, that the Company has undertaken to submit to a court for adjudication shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the Company are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the Company, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the Company and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the Company and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in the county in which the Company's executive office is located.

                                (ii)    Qualifications of Arbitrators. Each
arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

                                (iii)   Burden of Proof. The party or parties
challenging the right of an indemnified representative to the benefits of this
Section 13 shall have the burden of proof.

                                (iv)    Expenses. The Company shall reimburse an
indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

                                (v)     Effect. Any award entered by the
arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the Company shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 13(a)(i)(a) or Section 13(a)(i)(b). This arbitration provision shall be specifically enforceable.

                        (g) Contribution. If the indemnification provided for in this Section 13 or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Section 13 or otherwise.

                        (h) Mandatory indemnification of the Member, Officers, etc. To the extent that an authorized representative of the Company has been successful on the merits or


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

otherwise in defense of any action, suit or proceeding brought against such person by reason of the fact that such person is or was serving on behalf of the Company, or brought by such person by or in the right of the Company to procure a judgment in its favor, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

                        (i) Contract Rights; Amendment or Repeal. All rights under this Section 13 shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                        (j)     Scope of Section 13. The rights granted by this
Section 13 shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Section 13 shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

                        (k) Reliance on Provisions. Each person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Section 13.

                        (l)     Changes in Delaware Law. References in this
Section 13 to Delaware law or to any provision thereof shall be to such law as it existed on the date this Section 13 was adopted or as such law thereafter may be changed; provided that (i) in the case of any change which expands the liability of indemnified representatives or limits the indemnification rights or the rights to advancement of expenses which the Company may provide, the rights to limited liability, to indemnification and to the advancement of expenses provided in this Section 13 shall continue as theretofore to the extent permitted by law; and (ii) if such change permits the Company without the requirement of any further action by the Member or the officers to limit further the liability of indemnified representatives or to provide broader indemnification rights or rights to the advancement of expenses than the Company was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.


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


                14.     GENERAL PROVISIONS.

                        (a) The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the respective parties hereto.

                        (b) Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provisions of this Agreement.

                        (c) No provision of this Agreement is intended to be for the benefit of any unrelated creditor to whom any debts, liabilities or obligations are owed by, or who otherwise has any claim against, the Company or the Member, and no such creditor shall obtain any right under any such provisions or shall by reason of such provisions make any claim in respect of any debt, liability or obligation (or otherwise) against the Company or the Member.

                        (d) Section titles herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text. In this Agreement, the singular shall include the plural and the neuter gender shall include the masculine and feminine genders, and vice versa, unless the context otherwise requires.

                        (e) This Agreement may be modified or amended only with the Unanimous Consent of the Member(s).

                        (f) This Agreement shall be governed by, and interpreted and enforced in accordance with, the substantive laws of the State of Delaware, without reference to the principles governing the conflict of laws applicable in that or any other jurisdiction.

                IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first set forth above.

                             MEMBER:

                             ENTERCOM COMMUNICATIONS CORP.



                             By:
                                ---------------------------------
                             Name:  John C. Donlevie
                             Title: Executive Vice President


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